Exhibit 10.1
THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of January 12, 2018, by and between Silicon Valley Bank, a California corporation (“Bank”) and MINDBODY, INC., a Delaware corporation (“Borrower”) whose address is 4051 Broad Street, Suite 220, San Luis Obispo, California 93401.
RECITALS
A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 12, 2015 as amended by certain First Amendment to Loan and Security Agreement dated as of March 9, 2015, and certain Second Amendment to Loan and Security Agreement dated as of January 29, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, (ii) reduce the Advance Rate, (iii) decrease the interest rate payable on the Advances and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1    Section 2.4 (Advances). The first sentence of Section 2.4(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)    Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate or (ii) four and one half percentage points (4.5%), which interest shall be payable monthly in accordance with Section 2.4(d) below.”
2.2    Section 3.2 (Conditions Precedent to all Credit Extensions). Sections 3.2(a) and 3.2(b) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a)    timely receipt of the Credit Extension request and any materials and documents required by Section 3.5;
(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding

Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”
2.3    Section 3.5 (Procedures for Borrowing). Section 3.5 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“3.5    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.”
2.4    Section 4.1 (Grant of Security Interest). Section 4.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“4.1    Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).
If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.”
2.5    Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a)    a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) (i) when Credit Extensions are outstanding, twenty (20) days after the end of each month and (ii) when no Credit Extensions are outstanding, twenty (20) days after the end of each quarter;”
2.6    Section 6.3 (Accounts Receivable). Section 6.3(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(c)    Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(g), all amounts received in the Cash Collateral Account shall be transferred on a daily basis to Borrower’s operating account with Bank.
2.7    Section 6.3 (Accounts Receivable). Subsection (e) of Section 6.3 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“(e)    Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.”
2.8    Section 6.3 (Accounts Receivable). Section 6.3 of the Loan Agreement hereby is amended by inserting the following appearing as subsection (g) thereto:

“(g)    Reserves. Notwithstanding any terms in this Agreement to the contrary with notice to Borrower and after consultation with Borrower: (i) Bank may, in its good faith business judgment, hold any proceeds of the Accounts and any amounts in the Cash Collateral Account as a reserve to cover Borrower’s Obligations to Bank (and to pay such Obligations when due); and (ii) at times when an Event of Default exists or an event exists that, with notice or passage of time or both, Bank determines would constitute an Event of Default, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.”
2.9    Section 6.9 (Financial Covenant). Section 6.9 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.9    Minimum Cash at Bank. Maintain at all times, on a consolidated basis with respect to Borrower and its Subsidiaries, a balance of unrestricted cash at Bank, minus, the aggregate amount of outstanding Obligations, of at least Forty Million Dollars ($40,000,000).”
2.10     Section 6.15 (Online Banking). New Section 6.15 hereby is added to the Loan Agreement to read as follows:

“6.15    Online Banking.
(a)Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b)Comply with the terms of the “Banking Terms and Conditions” and ensure that all persons utilizing the online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via the online banking platform and to further assume that any submissions or requests made via the online banking platform have been duly authorized by an Administrator.”

2.11    Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

(a)Borrower fails or neglects to perform any obligation in Sections 6.2, 6.5, 6.7, 6.8, 6.9, 6.10, 6.12, 6.13, or 6.15 or violates any covenant in Section 7; or

2.12    Section 9.2 (Power of Attorney). Section 9.2 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“9.2    Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable following the occurrence and continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.”
2.13    Section 13 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, to read as follows:

“Administrator” is an individual that is named:
(a)     as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in the “Banking Terms and Conditions”) on behalf of Borrower; and
(b)    as an Authorized Signer of Borrower in an approval by the Board.

“Advance Rate” is the product of four (4) multiplied by the Retention Percentage. The Advance Rate shall be calculated by Bank based on information provided by Borrower and acceptable to Bank, in its sole discretion.

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.

“Revolving Line” is an aggregate principal amount equal to Twenty Million Dollars ($20,000,000); provided, however, that so long as no Event of Default has occurred, Borrower may request, during the term of this Agreement, that Bank increase the amount of the Revolving Line to Forty Million Dollars ($40,000,000). Any increase in the amount of the Revolving Line shall be made in Bank’s sole discretion, based, in whole or in part on the following: (i) Bank’s review of Borrower’s most recent financial statements; (ii) Bank’s internal risk management review and (iii) Bank’s receipt of Borrower’s request for such increase no less than ten (10) Business Days prior to the proposed date of such increase.

“Revolving Line Maturity Date” is January 11, 2019.
2.14    Section 13 (Definitions). The following defined terms set forth in Section 13.1 of the Loan Agreement hereby are deleted in their entirety:

“Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit B.”
2.15    Exhibit B is hereby deleted in its entirety.

2.16    Exhibit D is hereby replaced in its entirety by Exhibit D attached hereto.

3.Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered or made available via the SEC’s EDGAR system, to Bank on or before the date of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of January 12, 2015 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

6.Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of January 12, 2015, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed in any material respect, as of the date hereof.

7.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of an updated Corporate Borrowing Certificate and (c) Borrower’s payment of a fully-earned, non-refundable amendment fee in an amount equal to Twenty-Five Thousand Dollars ($25,000).

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK: SILICON VALLEY BANK By: /s/ Frank O'Brien Name: Frank O'Brien Title: Vice President	BORROWER: MINDBODY, INC. By: /s/ Brett T. White Name: Brett White Title: Chief Financial Officer and Chief Operating Officer

[Signature Page to Third Amendment to Loan and Security Agreement]

EXHIBIT D
COMPLIANCE CERTIFICATE
TO:        SILICON VALLEY BANK                Date: ___________________
FROM:     MINDBODY, INC.
The undersigned authorized officer of MINDBODY, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):
(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.
Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly/quarterly financial statements with Compliance Certificate	(i) when Credit Extensions are outstanding, monthly within 30 days (ii) when no Credit Extensions are outstanding, within 5 days after filing with SEC	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Borrowing Base Report	(i) when Credit Extensions are outstanding, monthly within 20 days and (ii) when no Credit Extensions are outstanding, quarterly within 20 days	Yes No
SaaS metrics report	(i) when Credit Extensions are outstanding, monthly within 30 days and (ii) when no Credit Extensions are outstanding , quarterly within 30 days	Yes No
Annual Projections (Board Approved)	FYE within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)
___________________________________________________________________________________________
___________________________________________________________________________________________

Financial Covenants	Required	Actual	Complies
Measured monthly:
Cash at Bank, minus, aggregate amount of outstanding Obligations	$40,000,000	$______________	Yes No

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.
Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
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MINDBODY, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes	No
WEST\280067629.3
354271-000275

CORPORATE BORROWING CERTIFICATE

BORROWER: MINDBODY, INC.                            Date: January 12, 2018
BANK:     SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:

1.    I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.    Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of California.

3.    Attached hereto are true, correct and complete copies of Borrower’s Articles of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Articles of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.    The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
Brett White	Chief Financial Officer and Chief Operating Officer	/s/ Brett White	☒
Richard Stollmeyer	Chief Executive Officer	/s/ Richard Stollmeyer	☒
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Apply for Letters of Credit. Apply for letters of credit from Bank.
Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.
Issue Warrants. Issue warrants for Borrower’s capital stock.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.    The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

MINDBODY, INC.

By: /s/ Courtney Mathes

Name:     Courtney Mathes

Title: Assistant General Counsel

MARKETING CONSENT FORM
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Signature	Today’s date	January __, 2018

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